UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007 (July 24, 2007)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

As previously reported, H. P. Green III, the Company’s former Executive Vice President - Sales left Alliance One International, Inc. (the “Company”) effective March 31, 2007.  On July 24, 2007, the Company and Mr. Green entered into a Settlement Agreement and Release (the “Release”) and a Key Executive Life Insurance and Deferred Compensation Program agreement, which is Exhibit D to the Release (the “Deferred Compensation Agreement”).  The benefits afforded Mr. Green under these arrangements are explained in the Company’s Proxy Statement, filed July 13, 2007, for its 2007 Shareholders Meeting.  In addition, Mr. Green signed a comprehensive release of claims in favor of the Company and related persons and agreed to certain non-competition terms for a period of one year.  In exchange for the release and non-competition terms, the Company extended the exercise period for certain of Mr. Green’s stock options until the earlier to occur of (a) the option expiration date or (b) March 31, 2009.

The preceding description of the material terms of each of the Release and the Deferred Compensation Agreement is qualified in its entirety by reference to the terms of the actual agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.

Description

10.1

Settlement and Release Agreement by and between H.P. Green III and

Alliance One International, Inc.

10.2

Key Executive Life Insurance and Deferred Compensation Program by and

between H.P. Green III and Alliance One International, Inc.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007	Alliance One International, Inc.
Registrant

/s/ Thomas G. Reynolds
______________________________________________
Thomas G. Reynolds Vice President - Controller (Chief Accounting Officer)

Alliance One International, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

10.1	Settlement and Release Agreement by and between H.P. Green III and Alliance One International, Inc.	5 - 23

10.2	Key Executive Life Insurance and Deferred Compensation Program by and between H.P. Green III and Alliance One International, Inc.	24 - 28

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